UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 9, 2014

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2014, Enova International, Inc. (“Enova”), a wholly-owned subsidiary of Cash America International, Inc. (the “Company”), announced that it intends, subject to market conditions and other factors, to offer $500,000,000 in aggregate principal amount of its senior notes (the “Notes”) to qualified institutional buyers in the United States in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act. The Notes will be unsecured obligations of Enova and will be unconditionally guaranteed by Enova’s U.S. subsidiaries. Neither the Company nor any of its other subsidiaries that are not subsidiaries of Enova will guarantee the Notes. Such offering is referred to herein as the “Proposed Enova Debt Issuance”. This description of the Proposed Enova Debt Issuance Does not and will not constitute an offer to sell or the solicitation of any offer to buy the Notes or any other securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Enova and its domestic subsidiaries participate jointly and severally with certain other subsidiaries of the Company and guarantee indebtedness incurred by the Company, including borrowings under the Company’s revolving line of credit facility and variable rate term notes (the “Credit Agreement”) and borrowings under certain private placement debt agreements (the “Note Purchase Agreements”), which are described below. In addition, the Company’s Credit Agreement and its Note Purchase Agreements contain various customary restrictive covenants. In connection with the Proposed Enova Debt Issuance, the Company has obtained waivers and entered into amendments with respect to the Note Purchase Agreements and with respect to the Credit Agreement, as summarized below. Enova also entered into a new credit agreement on May 14, 2014, which is also summarized below.

Omnibus Waiver, Consent, and Amendment Agreement to Note Purchase Agreements

On May 9, 2014, the Company and its domestic subsidiaries, as guarantors, entered into an Omnibus Waiver, Consent, and Amendment Agreement (the “Waiver and Amendment”) with respect to its existing indebtedness incurred under the following Note Purchase Agreements:

•	Note Purchase Agreement, dated as of December 19, 2006, among the Company and the purchasers named therein for the issuance of the Company’s 6.09% Series A Senior Notes due December 19, 2016, as amended;

•	Note Purchase Agreement, dated January 28, 2010, among the Company and the purchasers named therein for the issuance of the Company’s 7.26% Senior Notes due January 28, 2017, as amended; and

•	Note Purchase Agreement, dated as of August 28, 2012, among the Company and the Purchasers named therein for the issuance of the Company’s 6.00% Series A Senior Notes due August 28, 2019 and 6.58% Series B Senior Notes due August 28, 2022, as amended.

Enova and its domestic subsidiaries are guarantors of the obligations and liabilities of the Company under the Note Purchase Agreements (the “Enova Guarantees”), including the Company’s outstanding indebtedness due thereunder, which was $106.2 million aggregate principal amount as of March 31, 2014 (the “Private Placement Indebtedness”). In addition, the Company and its domestic subsidiaries, including Enova and its domestic subsidiaries, have agreed to covenants and restrictions that contain limitations on, among other things, the incurrence by the Company and its subsidiaries of certain additional debt.

The Waiver and Amendment provides that, subject to the satisfaction of certain conditions precedent, including the consummation of the Proposed Enova Debt Issuance, Enova and its subsidiaries will be released from the Enova Guarantees with respect to the Note Purchase Agreements. The Waiver and Amendment also provides for the waiver of compliance with certain covenants, including restrictions on incurrence of additional indebtedness, to the extent necessary to permit the Proposed Enova Debt Issuance and a potential spin-off of Enova’s stock to the Company’s shareholders, if the Company’s Board of Directors decides to authorize a spin-off of Enova. In turn, the Company has agreed to prepay the entire outstanding Private Placement Indebtedness, including the applicable make-whole premium, on the date that is two business days after the date, if any, on which the Proposed Enova Debt Issuance is consummated. The waiver will expire, and the release of the Enova Guarantees will not be effective, to the extent that the Proposed Enova Debt Issuance is not consummated prior to July 31, 2014.

Fourth Amendment to Credit Agreement

On May 12, 2014, the Company and its direct and indirect domestic subsidiaries, as guarantors, entered into a Fourth Amendment to the Company’s Credit Agreement (the “Fourth Amendment”).

The Fourth Amendment, among other things, amends certain covenants to permit (i) the incurrence of indebtedness that may be incurred by Enova in connection with the Enova Proposed Debt Issuance, and (ii) additional indebtedness that may be incurred by Enova and its subsidiaries under a new credit facility entered into by Enova providing for unsecured revolving credit borrowings, in an aggregate principal amount not to exceed $75,000,000, as described below under “Enova Revolving Credit Agreement.” Such additional permitted debt incurrence is subject to satisfaction of certain conditions, including the condition that Enova use the net proceeds from the Proposed Enova Debt Issuance to repay all intercompany indebtedness owed by Enova to the Company and to pay a cash dividend to the Company and that the Proposed Enova Debt Issuance is non-recourse to the Company. The Fourth Amendment also (i) amended provisions of the Credit Agreement to permit a spin-off of Enova’s stock to the Company’s shareholders, if the Company’s Board of Directors decides to authorize a spin-off of Enova, and the release of Enova and its subsidiaries as guarantors of the Credit Agreement following any such spin-off, subject to certain conditions, and (ii) amended restrictive covenants to permit the prepayment of the Private Placement Indebtedness outstanding under the Note Purchase Agreements as described above Under “Omnibus Waiver, Consent and Amendment to Note Purchase Agreements.” The Fourth Amendment also prohibits the Company and its subsidiaries from making any additional investments, loans or cash distributions to Enova and amends certain financial covenants and restrictions.

Enova Revolving Credit Agreement

On May 14, 2014, Enova and certain of its domestic subsidiaries, as guarantors, entered into a credit agreement among Enova, the guarantors, Jefferies Finance LLC as administrative agent, and Jeffries Group LLC and other lenders to be identified (the “Enova Credit Agreement”). The Enova Credit Agreement provides for an unsecured revolving credit facility of up to $75,000,000 (subject to proportionate reduction in the amount of availability if the gross proceeds of the Proposed Enova Debt Issuance is less than $500 million). The Enova Credit Agreement also includes a sublimit of up to $20,000,000 for standby and commercial letters of credit. The Enova Credit

Agreement includes a sub-limit for letters of credit. The availability of the borrowings under the Enova Credit Agreement is subject to a number of closing conditions, including consummation of the Proposed Enova Debt Issuance. As such, if the Proposed Enova Debt Issuance is not consummated, no borrowings under the Enova Credit Agreement will be available. The Enova Credit Agreement contains customary representations and warranties and covenants, including financial maintenance covenants. The Enova Credit Agreement provides that loans under the facility may be made in dollars or in designated foreign currencies. The Enova Credit Agreement will mature on June 30, 2017. However, if Enova’s guarantees of Cash America’s indebtedness are not released on or before March 31, 2015, the Enova Credit Agreement provides that it will instead mature on March 31, 2015. The proceeds of borrowings under the Enova Credit Agreement are to be used by Enova and its subsidiaries for general corporate purposes.

Interest on the loans borrowed will be charged, at Enova’s option, at either the London Interbank Offered Rate for one week or one-, two-, three- or six-month periods, as selected by Enova (“LIBOR”), plus a margin varying from 2.50% to 3.75% or at the agent’s base rate plus a margin varying from 1.50% to 2.75%. The margin for the line of credit borrowings is dependent on Enova’s cash flow leverage ratios as defined in the Enova Credit Agreement. Enova will also be required to pay a fee on the unused portion of the line of credit ranging from 0.25% to 0.50% based on Enova’s cash flow leverage ratios.

The foregoing descriptions of the Waiver and Amendment and the Fourth Amendment are each qualified in their entirety by the complete terms and conditions of the respective documents, which are incorporated herein by reference in Exhibits 10.1 and 10.2.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure in Item 1.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Omnibus Waiver, Consent and Amendment Agreement dated as of May 9, 2014 among Cash America International, Inc., the domestic subsidiaries of Cash America International, Inc. as guarantors, and the noteholders named therein

10.2	Fourth Amendment to Credit Agreement dated as of May 12, 2014 among Cash America International, Inc., the domestic subsidiaries of Cash America, International, Inc. as guarantors, Wells Fargo Bank, National Association, and certain lenders named therein

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the U.K. Financial Conduct Authority, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 15, 2014	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Waiver, Consent and Amendment Agreement dated as of May 9, 2014 among Cash America International, Inc., the domestic subsidiaries of Cash America International, Inc. as guarantors, and the noteholders named therein

10.2	Fourth Amendment to Credit Agreement dated as of May 12, 2014 among Cash America International, Inc., the domestic subsidiaries of Cash America, International, Inc. as guarantors, Wells Fargo Bank, National Association, and certain lenders named therein